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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated October 9, 2001 included in Summa Industries' Form 10-K for the year ended August 31, 2001 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP
Los Angeles, California May 3, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS